SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
   Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [X]

Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Merrill Lynch & Co., Inc.
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                (Name of Registrant as Specified in Its charter)


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         (Name of Person(s) Filing Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange
         Act Rule 14a-6(i)(3)

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction
         applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee Paid:
                              $125.00
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     [X] Fee paid previously with definitive proxy materials.



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                     FORM OF LETTER TO CERTAIN STOCKHOLDERS
                           [Merrill Lynch Letterhead]

                                                  [Date]



[Name and Address of Stockholder Contact]

Dear [Name]:

     I appreciate your giving me the opportunity to address the stockholder proposal relating to declassification of the Merrill Lynch Board of Directors. Before I get into the specifics of the proposal, let me review some highlights of what Merrill Lynch has achieved for our stockholders.

     o 1995 earnings of $1.1 billion were the second-highest in Merrill Lynch's history
     o 1995 was the third consecutive year of earnings in excess of $1 billion
     o Return on equity was 20.1% for 1995 and has averaged over 20% for the past five years
     o The total return on Merrill Lynch common stock for 1995 was 45.8%
     o As you can see from the performance graph on page 27 of the proxy statement, Merrill Lynch has substantially out-performed the S&P 500, the S&P Financial Index and an 11-company peer group over the last five fiscal years
     o Total client assets in Private Client accounts reached $703 billion at year-end 1995, up $135 billion from year-end 1994

     These results reflect strong management, Board accountability and the confidence of our clients and investors.

     Turning to the substance of the proposal, Board classification was adopted by the Merrill Lynch stockholders in 1986. At that time, 75% of the votes cast were voted in favor of Board classification. We strongly believe that Board classification is in the best interest of Merrill Lynch stockholders. There is a clear basis for stockholders to support board classification in the case of a financial services company like Merrill Lynch. As you well know, employee and client relationships are among our most important assets. Uncertainty affecting these relationships could have a substantial adverse affect on Merrill Lynch's business and stockholder value.
The classified Board provides a vital measure of stability, reducing the risk to Merrill Lynch and its stockholders of the uncertainty and instability resulting from a precipitous change in the majority control of the Board.

     I appreciate your giving me the opportunity to share my thoughts with you on this proposal. [Name of Stockholder] is an important Merrill Lynch stockholder[, and the relationship between our firms has been strong and highly valued by us over the years]. Our Board's and management's record for creating shareholder value speaks for itself and is reflected in the strong performance of your investment in Merrill Lynch. For the reasons discussed above, please vote against the Board declassification proposal or consider abstaining.

     Thank you for your consideration of this important matter.




                                                  [Signature]




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